Exhibit 99.1

Rightside Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter Domain Name Services Revenue Increases 16% Year-over-Year

Fourth Quarter Total Revenue Increases 13.5% Year-over-Year

36 gTLD Registry Operator Agreements Signed to date

KIRKLAND, Wash., February 19, 2015 -- (GLOBENEWSWIRE) -- Rightside Group, Ltd. (Nasdaq: NAME), a leading provider of domain name services that advance the way businesses and consumers define and present themselves online, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“Rightside closed 2014 with a strong quarter of revenue growth across each area of our business. Additionally, in completing just our second quarter as an independent public company, we exited the year having laid the foundation that positions our company as an industry leader, poised for further growth and impact,” said Chief Executive Officer Taryn Naidu. “We now operate the largest new gTLD registry platform and one of the largest registrar platforms in the world. Rightside is beginning to reap the benefits of being the industry’s first vertically integrated domain name services company of scale, with operating performance now characterized by double-digit revenue growth, increasing average revenue per domain, and expanding margins.”

Naidu continued, “With an expanding portfolio of 36 new gTLDs, I’m excited about our prospects for 2015 as we continue investing in market development initiatives that drive heightened awareness and preference for new gTLDs by consumers and businesses.”

Financial Summary

(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Domain name services	$43,154	$37,192	$161,585	$141,558
Aftermarket and other	8,579	8,380	30,163	43,634
Total revenue	$51,733	$45,572	$191,748	$185,192

Gain on other assets, net	$(7,800)	$(1,667)	$(22,103)	$(4,232)

Income (loss) before income taxes	$1,778	$(4,739)	$(3,186)	$(11,647)
Income tax expense (benefit)	322	986	(1,328)	(944)
Net income (loss)	$1,456	$(5,725)	$(1,858)	$(10,703)

Adjusted EBITDA (1)	$556	$(887)	$(3,092)	$7,997

(1)	This Non-GAAP financial measure is described below and reconciled to GAAP net income (loss) in the accompanying table.

Rightside Group, Ltd.

Financial Highlights – Fourth Quarter 2014

▪

Domain name services revenue for the three months ended December  31, 2014 increased 16% to $43.2 million compared to $37.2 million for the same period in 2013.  Organic growth of 15%, which excludes the acquisition related benefit from Name.com, was primarily due to an increase in domain name registrations associated with the continued onboarding of eNom wholesale partners, over 35% growth at Name.com, and $1.0 million of revenue from the new registry business.

▪	Aftermarket and other revenue for the three months ended December 31, 2014 was $8.6 million compared to $8.4 million for the same period in 2013.
▪	Total revenue for the three months ended December 31, 2014 increased 13.5% to $51.7 million compared to $45.6 million for the same period in 2013.
▪	During the fourth quarter of 2014, Rightside recorded a gain on other assets, net of $7.8 million representing the gain on withdrawals of its interest in gTLD applications during the period.
▪	Net income for the three months ended December 31, 2014 was $1.5 million compared to a net loss of $5.7 million for the same period in 2013.
▪	Adjusted EBITDA for the three months ended December 31, 2014 was $0.6 million, compared to Adjusted EBITDA of ($0.9 million) for the same period in 2013.

Financial Highlights – Full Year 2014

▪	Domain name services revenue for the year ended December 31, 2014 increased 14% to $161.6 million compared to $141.6 million for the year ended December 31, 2013.
▪

Aftermarket and other revenue for the year ended December 31, 2014 was $30.2 million compared to $43.6 million for the year ended December 31, 2013,  primarily due to a decrease in the sales of domain names owned by Rightside and the elimination of low quality advertising traffic in the second half of 2013.

▪	Total revenue for the year ended December 31, 2014 increased 3.5% to $191.7 million compared to $185.2 million for the year ended December 31, 2013.
▪	Rightside recorded an income tax benefit of $1.3 million for 2014 resulting from taxable losses in the U.S.
▪	Net loss decreased to $1.9 million for the year ended December 31, 2014 compared to $10.7 million for the year ended December 31, 2013.
▪

Adjusted EBITDA for the year ended December 31, 2014 was ($3.1 million), compared to Adjusted EBITDA of $8.0 million for the year ended December 31,  2013. Adjusted EBITDA loss for 2014 includes $6.9  million of investment in the new registry business, net of revenue contribution.

Business Highlights

▪

Rightside has signed registry operator agreements with ICANN for 36 gTLDs to date, including 3 since the third quarter of 2014,  and has an interest in 29 additional gTLD applications that have yet to be awarded to their ultimate registry operator.

Rightside Group, Ltd.

▪

As of December 31, 2014, 28 of Rightside’s owned and operated gTLDs were in “general availability” for an average of 120 days each.  These have generated nearly 150,000 registrations with over $5.0 million in total cash sales as of December 31, 2014.

▪	Half of domain name services growth during the fourth quarter came from new gTLD registrations.
▪

During the fourth quarter 15% of Name.com new registrations came from new gTLDS with an average selling price of the new gTLDs over three times that of legacy gTLDs.  New gTLD revenue comprised over 40% of Name.com’s year-over-year growth for the fourth quarter of 2014.

▪

With over 16 million total domains under management as of December 31, 2014, including over 2.7 million domain names registered through its own retail outlets, Rightside remains one of the world’s largest registrars.

Operating Metrics

	Three months ended					Year ended
	December 31,				%	December 31,		%
	2014		2013		Change	2014	2013	Change
End of period domains (1)	16.0	MM	14.8	MM	8%	16.0	14.8	8%
Average revenue per domain (2)	$10.87		$10.17		7%	$10.50	$9.98	5%
Renewal rate (3)	72.7%		72.4%			72.9%	69.9%

(1)	A domain is defined as an individual domain name registered by a third-party customer on Rightside’s registrar platforms for which Rightside has begun to recognize revenue.
(2)

Average revenue per domain is calculated by dividing domain name services revenue for a period by the average number of domains registered on Rightside’s registrar platforms in that period.  Average revenue per domain for partial year periods is annualized.

(3)	The renewal rate is defined as the percentage of domain names on Rightside’s registrar platforms that are renewed after their original term expires.

Liquidity and Capital Resources

▪	As of December 31, 2014, Rightside had cash and cash equivalents of $49.7 million, compared to $26.1 million as of its spin-off from Demand Media, Inc. on August 1, 2014.
▪

As of December 31, 2014, Rightside had $11 million of Letters of Credit outstanding under its $30 million revolving credit facility with Silicon Valley Bank, which was established on August 1, 2014 and matures in August 2017.

▪

As of December 31, 2014, Rightside had fully drawn its $30 million term loan credit facility with certain funds managed by Tennenbaum Capital Partners, LLC, which was established on August 6, 2014 and matures in August 2019.

Business Outlook

The following forward-looking information includes certain projections made by Rightside management as of the date of this press release. Rightside does not intend to revise or update this information, except as required

Rightside Group, Ltd.

by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other risk factors are discussed in more detail in Rightside’s filings with the Securities and Exchange Commission.

For the full year ending December 31, 2015, Rightside currently expects the following:

▪	Total revenue of $210 million to $220 million, inclusive of $6 million to $9 million of GAAP revenue from the registry services business; and
▪	Total Adjusted EBITDA to break-even as Rightside invests margin generated by the business back into driving market development efforts.

Conference Call and Webcast

Rightside will host a conference call and audio webcast with investors and analysts today, February 19, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time):

▪	Live conference call: 844-413-1777 (domestic) or 716-247-5761 (international)
▪	Conference call replay available through February 26, 2015: 855-859-2056 (domestic) or 404- 537- 3406 (international)
▪	Conference ID: 71122453
▪	Live and archived webcast: http://investors.rightside.co

About Non-GAAP Financial Measures

We define Adjusted EBITDA as net income (loss) adjusted for interest, income taxes, gain on sale of marketable securities, gain on other assets, net, depreciation and amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs. Acquisition and realignment costs include legal, accounting and other professional fees directly attributable to acquisition activity as well as employee severance and other payments in connection with corporate realignment activities. Adjusted EBITDA is a non-GAAP financial measure and its most directly comparable GAAP financial measure is GAAP net income (loss).  A reconciliation of GAAP net income (loss) to Adjusted EBITDA can be found in the accompanying table. Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.  Rightside compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only as a supplement.

About Rightside

Rightside™ inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, usage, and monetization of domain names. In addition to being a new gTLD registry operator, Rightside is home to some of the most admired brands in the industry, including eNom and Name.com. Headquartered in Kirkland, WA, Rightside has offices in North America, Europe and Australia. For more information please visit www.rightside.co.

Rightside Group, Ltd.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, including, among others, Rightside’s expected total revenue, Adjusted EBITDA, and registry services revenue. Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Statements regarding Rightside’s future performance are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others:  revenue and growth expectations for Rightside following its separation from Demand Media, Inc.; Rightside’s ability to successfully pursue, acquire and operate new gTLD registries; the impact on Rightside’s registry business given its limited experience in providing back-end infrastructure services to new and existing registries; the impact of any delays or limitations in the launch of new gTLDs; Rightside’s ability to successfully market and sell its gTLDs; and the difficulty in predicting and developing consumer demand for new gTLDs. More information about potential risk factors that could affect Rightside’s operating and financial results are contained in Rightside’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the Securities and Exchange Commission on November 14, 2014.  All forward-looking statements are expressly qualified in their entirety by this cautionary statement.  Rightside does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Investor Contacts

Financial Profiles

Kristen Papke, 206.623.2233

Lisa Mueller, 310.622.8231

rightside@financialprofiles.rocks

Rightside Group, Ltd.

Rightside Group, Ltd.

Statements of Operations

(in thousands except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$51,733	$45,572	$191,748	$185,192
Cost of revenue (excluding depreciation and amortization) (1)	40,202	33,992	149,710	133,714
Sales and marketing	2,293	2,497	9,461	10,210
Technology and development	5,044	5,602	20,476	18,516
General and administrative	5,012	6,546	21,157	24,191
Depreciation and amortization	3,881	3,327	15,441	14,382
Gain on other assets, net	(7,800)	(1,667)	(22,103)	(4,232)
Interest expense	1,287	-	1,988	-
Other expense (income), net	36	14	(1,196)	58
Income (loss) before income taxes	1,778	(4,739)	(3,186)	(11,647)
Income tax expense (benefit)	322	986	(1,328)	(944)
Net income (loss)	$1,456	$(5,725)	$(1,858)	$(10,703)

Net income (loss) per share attributable to common stockholders
Basic	$0.08	$(0.31)	$(0.10)	$(0.58)
Diluted	$0.08	$(0.31)	$(0.10)	$(0.58)

Weighted average shares used in computing net income (loss) per share
Basic	18,535	18,413	18,452	18,413
Diluted	18,549	18,413	18,452	18,413

(1)

Cost of Revenue now includes only those variable costs associated with registrations as well as customer care related expenses.  All fixed technology and product development costs have been combined into one line titled Technology and Development costs.  Depreciation expense, which was previously included with cost of revenue, sales and marketing, technology and development, and general administrative costs, has been reclassed to a separate line item and is now shown combined with amortization expense.  Both current and prior periods have been reclassed accordingly.

Rightside Group, Ltd.

Rightside Group, Ltd.

Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$49,743	$66,833
Accounts receivable, net	14,256	9,176
Prepaid expenses and other current assets	6,898	4,395
Deferred registration costs	73,289	66,273
Total current assets	144,186	146,677
Deferred registration costs	14,502	12,514
Property and equipment, net	11,527	14,456
Intangible assets, net	37,116	15,268
Goodwill	103,042	103,042
Deferred tax assets	9,483	6,314
gTLD deposits	21,180	21,252
Other assets	3,298	1,998
Total assets	$344,334	$321,521

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,190	$7,585
Accrued expenses and other current liabilities	21,313	18,787
Debt	1,500	-
Deferred tax liabilities	27,886	24,157
Deferred revenue	93,683	80,999
Total current liabilities	151,572	131,528
Deferred revenue	19,195	16,544
Debt, less current portion	23,605	-
Other liabilities	1,117	693
Total liabilities	195,489	148,765
Total stockholders' equity	148,845	172,756
Total liabilities and stockholders' equity	$344,334	$321,521

Rightside Group, Ltd.

Rightside  Group, Ltd.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss)	$1,456	$(5,725)	$(1,858)	$(10,703)
Add (deduct):
Income tax expense (benefit)	322	986	(1,328)	(944)
Gain on sale of marketable securities	-	-	(1,362)	-
Gain on other assets, net (1)	(7,800)	(1,667)	(22,103)	(4,232)
Interest expense	1,287	-	1,988	-
Depreciation and amortization	3,881	3,327	15,441	14,382
Stock-based compensation	1,410	2,192	5,836	9,463
Acquisition and realignment costs (2)	-	-	294	31
Adjusted EBITDA	$556	$(887)	$(3,092)	$7,997

(1)	Net gains on withdrawals of interest in gTLD applications, included in gain on other assets, net.
(2)

Acquisition and realignment costs included employee severance and other payments attributable to acquisition or corporate realignment activities. Management does not consider these costs to be indicative of the Company's core operating results.